Exhibit 99.1

MRV Updates Fourth Quarter 2008 Revenue

CHATSWORTH, CA — March 17, 2009 — MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), a leading provider of products and services for WDM and optical transport, metro Ethernet, fiber optic components, 10GE, out-of-band networking and other optical networking products, today affirmed its revenue guidance for its fourth quarter of fiscal year 2008 ended December 31, 2008 and provided revenue guidance for the first quarter of 2009.

Revenue for the fourth quarter of 2008 was in line with the company’s previously stated revenue guidance of $130 million to $144 million.

“We successfully met our revenue goal for the fourth quarter and are pleased with these results given this difficult economic environment,” commented Noam Lotan, President and Chief Executive Officer of MRV.

MRV currently estimates that revenue for the first quarter of 2009 will be in the range of $104 million to $110 million, compared to $125.6 million for the first quarter of 2008. The company expects the first quarter 2009 revenue results to be fairly evenly impacted by both foreign currency exchange rates and lower sales due to the economic climate.

“Although we see market softness across all of our segments driven by adverse macroeconomic conditions and the decline of the Euro, we believe that our products continue to outperform in our respective markets,” continued Mr. Lotan. “The MRV team remains focused on navigating through this tough economic environment by being steadfast in its mission to manage cost expenditures during the recession while building a stronger foundation for long-term growth.  We are determined to complete the restatement of our historical financials and regain compliance with the SEC and Nasdaq as quickly as practical.”

Progress toward Restatement

MRV’s accounting personnel are working with outside accounting and finance professionals to determine the adjustments necessary to restate the company’s financial statements for the periods affected.  The company has developed a methodology to determine the measurement dates of every stock option grant made since the first in February 1994 as a basis for calculating the amount of noncash charges associated with these stock option grants and the resulting tax effect.  The company’s methodology and accounting adjustments will then be reviewed by its independent registered public accountants.  However, the restatement cannot be completed in time for MRV to file its Annual Report on Form 10-K for the year ended December 31, 2008 by the SEC deadline of March 16, 2009 and it is not expected that it will be completed within the 15-day extension period provided by the SEC’s rules.  Therefore, although the company plans to report to the SEC its inability, because of the pending restatement, to file its 2008 Form 10-K timely, it does not plan to seek to obtain the 15-day extension for such filing.  The company is making, and intends to continue to make, every effort to complete an efficient and accurate process to restate its financial statements and return to full compliance with the Securities and Exchange Commission and Nasdaq Global Market as soon as practical.

Other Information

As a result of the company’s pending restatement, the company is not able to present its detailed GAAP financial results for the quarter or year ended December 31, 2008 and will not host a conference call to discuss the company’s fourth quarter’s results.  The company will host a conference call once the restatement of its historical financials is completed.

Forward-Looking Statements

This press release contains statements regarding future financial and operating results of MRV, MRV’s expected revenues for the fourth quarter of 2008 ended December 31, 2008 and the first quarter ending March 31, 2009, and other statements about future expectations, beliefs, goals, plans or prospects.  The statements are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to managements’ assumptions.  However, the press release does not discuss the results of MRV’s anticipated pending restatement, and makes no representations as to how this restatement, along with its current lack of compliance with SEC and Nasdaq rules and related litigation previously disclosed, may affect its results and its future expectations, beliefs, goals, plans and prospects.  The statements in this press release regarding MRV’s future financial and operating results and expected revenues for the fourth quarter of 2008 ended December 31, 2008 and the first quarter ending March 31, 2009 and MRV’s ongoing efforts to complete the restatement of its historical financials and regain compliance with the SEC and Nasdaq as quickly as practical, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “believes,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “seeks,” “should,” “forecasts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts.  These forward-looking statements are not guarantees of future performance or that the events anticipated will occur and that expected conditions will remain the same or improve and involve risks, uncertainties and assumptions, the likelihood of realizing are difficult to assess and may not occur.  Therefore, actual outcomes, performance and results may differ from what is expressed or forecasted in such forward-looking statements and such differences may vary materially from current expectations.

In addition, there are a number of risks associated with matters relating to the review by the special committee of independent directors of MRV’s historical stock option practices and the company’s accounting for earnouts and profit sharing in certain subsidiaries.  There will likely be negative tax or other implications for MRV resulting from the accounting adjustments.  There can be no assurance that we will maintain our Nasdaq listing.  We cannot predict the results of any lawsuit or potential regulatory inquiry or investigation related to the matters reviewed by the special committee.  In addition to the lawsuits that have been filed against the company to date, we could also be subjected to other lawsuits.  Dealing with matters related to the subject matter of the special committee’s review and the allegations made in pending or other lawsuits may divert management’s attention from our operations, and expenses arising from the special committee’s review, the expected restatement, related litigation and other associated activities are expected to continue to be significant.  These events could adversely affect our business and the price of our common stock.

All information in this release is as of March 16, 2009.  MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

About MRV Communications, Inc. MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services, and optical components. MRV’s network equipment business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication.  MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators.  MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products.  The company’s optical components business, operating under the Source Photonics brand, includes Source Photonics, Inc. and Fiberxon, Inc., both wholly owned subsidiaries of MRV. Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC.  For more information about MRV and its products, please call (818) 773-0900 or visit www.mrv.com and www.sourcephotonics.com.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Maria Riley
(818) 886-MRVC (6782)	maria@blueshirtgroup.com
(415) 217-2631